EXHIBIT 32

CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Appalachian Bancshares, Inc. (the “Company”) on Form 10-Q for the quarterly period ended June 30, 2009 (the “Report”), the undersigned, Tracy R. Newton, Chief Executive Officer of the Company, and Danny F. Dukes, Chief Financial Officer of the Company, do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

APPALACHIAN BANCSHARES, INC.

Date: August 19, 2009	By:	/s/ Tracy R. Newton
Tracy R. Newton
President and Chief Executive Officer
(Principal Executive Officer)

Date: August 19, 2009	By:	/s/ Danny F. Dukes
Danny F. Dukes
Executive Vice President and Chief Financial Officer (Principal Financial Officer)